Exhibit 99.1

BayCom Corp Announces Completion of Acquisition of Pacific Enterprise Bancorp

WALNUT CREEK, California, February 1, 2022 – BayCom Corp (NASDAQ: BCML) (“BayCom” or the “Company”), the parent company of United Business Bank, announced today that effective February 1, 2022, it completed its previously announced acquisition of Pacific Enterprise Bancorp (“PEB”), headquartered in Irvine, California and the merger of Pacific Enterprise Bank, the bank subsidiary of PEB, into United Business Bank. Under the terms of the merger agreement, for each share of PEB common stock, each PEB shareholder will receive 1.0292 shares of BayCom’s common stock with cash to be paid in lieu of any fractional shares. PEB shareholders holding shares in street name will automatically receive shares of BayCom common stock within their accounts. PEB shareholders who hold their shares in certificated form will be mailed a letter of transmittal shortly containing instructions on how to exchange their PEB shares for BayCom shares.

“We at Pacific Enterprise Bancorp are pleased and excited about becoming a part of BayCom  and having the advantage of their size, number of branches and diverse package of products and services to offer our clients.  I am excited about joining the Board of Directors of United Business Bank,” said Dennis Guida, Chairman of the Board, of Pacific Enterprise Bancorp.

George Guarini, President and Chief Executive Officer of BayCom, said: “We are extremely pleased and proud to be able to announce the consummation of this acquisition. The transaction will expand both our presence in Orange County, California and the breadth of our resources in the area of SBA and other government guaranteed lending products. We look forward to establishing new relationships, enhancing our position in the market and building on an already strong foundation.  With this acquisition BayCom has grown to approximately $2.9 billion in total assets, $2.1 billion in total loans, $2.4 billion in total deposits and a capital base of more than $325.0 million. We expect to continue to find suitable acquisition candidates and look forward to the continued execution of our business strategy.”

Guarini further stated, “We welcome the clients, employees and shareholders of the former Pacific Enterprise Bank and Pacific Enterprise Bancorp and look forward to continuing to make the Pacific Enterprise Bank story one that we are proud of.”

BayCom and United Business Bank were assisted by Dave Muchnikoff of Silver, Freedman, Taff & Tiernan LLP for legal services and Greg Gersack of Janney Montgomery Scott LLC served as financial advisor.  PEB and Pacific Enterprise Bank were assisted by Joshua A. Dean of Sheppard Mullin Richter & Hampton LLP for legal services and Dan Pake of Hovde Group, LLC served as financial advisor.

About BayCom Corp

The Company, through its wholly owned operating subsidiary, United Business Bank, offers a full-range of loans, including SBA, FSA and USDA guaranteed loans, and deposit products and services to businesses and its affiliates in California, Washington, New Mexico and Colorado. The Bank is an Equal Housing Lender and a member of FDIC. The Company is traded on the NASDAQ under the symbol “BCML”. More information on BayCom and United Business Bank is available at www.unitedbusinessbank.com.

Forward Looking Statement

This news release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When used in this communication and in other documents filed with or furnished to the SEC, in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "may," "believe," "will," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," "potential," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors and security holders are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made. These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Statements about the expected timing, completion and effects of the proposed merger and all other statements in this communication other than historical facts constitute forward-looking statements.

In addition to factors disclosed in BayCom’s SEC reports, important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: expected revenues, cost savings, synergies and other benefits from the merger might not be realized within the expected time frames or at all including but not limited to customer and employee retention, and costs or difficulties relating to integration matters, might be greater than expected including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which BayCom operates; the risk that the benefits from the merger may not be fully realized or may take longer to realize than expected or be more costly to achieve; the failure to attract new customers and retain existing customers in the manner anticipated; reputational risks and the potential adverse reactions or changes to business, customer or employee relationships, including those resulting from the completion of the merger; the outcome of pending or threatened litigation, or of matters before regulatory agencies, whether currently existing or commencing in the future, including litigation related to the merger; changes in interest rates which may affect BayCom’s expected revenues, credit quality deterioration, reductions in real estate values, or reductions in BayCom’s net income, cash flows or the market value of assets, including its investment securities; future acquisitions by BayCom of other depository institutions or lines of business; and that the COVID-19 pandemic, including uncertainty and volatility in financial, commodities and other markets, and disruptions to banking and other financial activity, could harm BayCom’s business, financial position and results of operations, and could adversely affect the timing and anticipated benefits of the merger.

Additional factors which could affect the forward-looking statements can be found in the cautionary language included under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in BayCom’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2020, and other documents subsequently filed by BayCom with the SEC.

You should not place undue reliance on forward-looking statements and BayCom undertakes no obligation to update or revise any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made, whether as a result of new information, future events or otherwise.

Contact:

BayCom Corp

Keary Colwell, CFO

(925) 476-1800